UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2005, the Registrant issued a secured promissory note (“Note”) to Kevin J. Ryan, the Registrant’s President and Chief Executive Officer and a member of the Registrant’s Board of Directors (“Ryan”), in return for a loan in the principal amount of three hundred forty thousand dollars ($340,000).  The Note bears simple interest at the rate of ten percent (10%) per annum.  Interest and principal are due on the earlier of April 15, 2006 or the repayment of all debt incurred under the loan agreement between Agility Capital, LLC and the Registrant dated October 20, 2005.  The Note may be prepaid by the Registrant without penalty at any time.

The Note contains events of default, upon which all outstanding, unpaid principal and accrued interest shall become immediately due and payable, including: (i) the Registrant’s failure to make payment when due, (ii) the filing of a bankruptcy petition (which, with respect to an involuntary petition, has not been dismissed within sixty (60) days after filing), and (iii) the execution of an assignment for the benefit of creditors or the appointment of a receiver, custodian or trustee.

The Note is secured by certain patents and patent applications of the Company, and all proceeds therefrom, pursuant to the terms of a security agreement executed by the Registrant and Predictive Diagnostics, Inc. in favor of Ryan dated April 15, 2005.  The Note and security interest created by the security agreement are subordinate to the rights and interests granted to Agility Capital, LLC in the loan agreement and subordination agreement between the Registrant, Agility Capital LLC and Kevin J. Ryan dated October 20, 2005.

The foregoing describes certain of the material terms of the transaction with Ryan. The above description is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Loan to Agility.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2005, the Company’s shareholders approved the issuance of up to 20,547,945 shares of the Company’s common stock pursuant to the terms of the private equity agreement dated August 5, 2005, as amended and restated on October 12, 2005, between the Company and Brittany Capital Management Limited; approved an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 60,000,000 to 80,000,000; and authorized an amendment of the Company’s certificate of incorporation to combine shares of the Company’s common stock to effect one of the following reverse stock splits, only one of which, if any, is to be effected as finally approved by the Company’s board of directors:

•	1 share of common stock for each 2 outstanding shares of common stock;

•	1 share of common stock for each 3 outstanding shares of common stock;

•	1 share of common stock for each 4 outstanding shares of common stock;

•	1 share of common stock for each 5 outstanding shares of common stock.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Exhibit Title or Description

	10.1	Secured Promissory Note dated November 22, 2005 between Registrant and Kevin J. Ryan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: November 28, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Secured Promissory Note dated November 22, 2005 between Registrant and Kevin J. Ryan.